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Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Monster Worldwide Inc.
New York, New York

        We hereby consent to the incorporation by reference in the previously filed Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400 and 333-71062 and 333-109598) of Monster Worldwide Inc. of our reports dated February 12, 2003, except for Note 15, which is as of August 15, 2003, relating to the consolidated financial statements and schedule of Monster Worldwide, Inc. appearing in this Form 8-K.

/s/ BDO Seidman, LLP

New York, New York
November 14, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS